UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2020

CURE PHARMACEUTICAL HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-204857	37-1765151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1620 Beacon Place

Oxnard, California 93033

(Address of principal executive offices) (Zip Code)

(805) 824-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Item 1.01 Entry Into a Material Definitive Agreement.

As previously disclosed, CURE Pharmaceutical Holding Corp., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger and Reorganization, dated March 31, 2019 (the “Merger Agreement”), with Chemistry Holdings, Inc., a Delaware corporation (“Chemistry Holdings”), Josh Held, as the Securityholders’ Representative, and CURE Chemistry, Inc.

As previously disclosed, the merger contemplated by the Merger Agreement (the “Merger”) closed on May 14, 2019, at which time Chemistry Holdings became a wholly-owned subsidiary of the Company and the stockholders of Chemistry Holdings (the “Holders”) received shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in exchange for all of the issued and outstanding shares of Chemistry Holdings.

As previously disclosed, the maximum number of shares of Common Stock that could be issued to the Holders in connection with the Merger, including escrowed shares and shares issuable pursuant to earn-out provisions and warrants, was 32,072,283 shares allocated as follows: (i) 5,700,000 shares of Common Stock that were issued as upfront consideration at the closing of the Merger; (ii) 7,128,913 shares held in escrow, subject to indemnification and clawback rights that were subject to lapse upon the achievement of certain milestones; (iii) 3,207,228 shares that could be issued pursuant to an earn-out over five years upon the achievement of certain technological implementations; (iv) 8,018,071 shares that could be issued pursuant to an earn-out over two years upon the achievement of certain revenue goals; and (v) 8,018,071 shares issuable upon exercise of warrants that were to become exercisable upon achieving certain revenue goals between the second and fourth anniversary of the closing of the Merger at an exercise price of $5.01 per share, exercisable, to the extent vested, for five years from the closing of the Merger.

On June 5, 2020 (the “Release Effective Date”), the Company and Josh Held, as representative of the Holders, entered into a Release, Waiver, and Amendment (the “Agreement”) and a related Warrant Amendment Agreement (“Warrant Amendment”), in order to make a full resolution of the shares issuable pursuant to the Merger. The Agreement provided as follows: (a) all 7,128,913 shares held in escrow were released to the Holders as of the Release Effective Date, of which 140,828 shares were returned to the Company for cancellation in consideration for the Company committing to pay certain outstanding liabilities, (b) of the 11,225,299 total shares issuable pursuant to the earn-out provisions in the Merger Agreement, 5,612,654 shares were issued to the Holders as of the Release Effective Date (310,821 of which were assigned back to the Company as of the Release Effective Date) and the obligation of the Company to issue any further earn-out shares was terminated, and (c) certain Holders exercised warrants issued in the Merger to purchase 708,467 shares of Common Stock on the Release Effective Date at a price of $2.00 per share (which reflects a reduced exercise price as a result of the Warrant Amendment) for gross proceeds to the Company of approximately $1.4 million and the remaining warrants to purchase 7,309,605 shares of Common Stock issued in the Merger expired on the Release Effective Date as a result of an amendment of such warrants effected pursuant to the Warrant Amendment.

As previously disclosed, the Company undertook to issue warrants to purchase an additional 4,143,706 shares of Common Stock to certain affiliates of Chemistry Holdings in consideration for consulting and advisory services to be provided following the closing of the Merger (the “Service Warrants”).  Pursuant to the Agreement, the undertaking by the Company to issue the Service Warrants was terminated as of the Release Effective Date.

The foregoing summaries of the Agreement and Warrant Amendment are subject to, and qualified in their entirety by reference to, the full versions of those agreements incorporated herein by reference to Exhibits 4.1 and 10.1, respectively.

2

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Amendment to Warrants to Purchase Common Stock.

10.1	Release, Waiver and Amendment.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURE PHARMACEUTICAL HOLDING CORP.

Dated: June 9, 2020	By:	/s/ Robert Davidson
Robert Davidson
Chief Executive Officer

4